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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1400 Toastmaster Drive
Elgin, Illinois 60120

March 28, 2008

Notice of Annual Stockholders' Meeting:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company") will be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on Friday, May 9, 2008, for the following purposes:

(1)
To elect eight directors to hold office until the 2009 Annual Meeting.

(2)
To consider and act on a proposal to ratify the selection of Deloitte & Touche LLP as independent public accountants of the Company for the current fiscal year ending January 3, 2009.

(3)
To consider and act on a proposal to approve an amendment to the 2007 Stock Incentive Plan.

(4)
To consider and act on a proposal to approve an amendment to the Executive Officer Incentive Plan.

(5)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 21, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote (i) by signing and returning the enclosed proxy card in the postage-paid envelope provided, (ii) by telephone or (iii) electronically via the Internet, as described in further detail on the proxy card. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Friday May 9, 2008.
This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 29, 2007 are available in the Investor Relations section on the Company's website at www.middleby.com.

1400 Toastmaster Drive
Elgin, Illinois 60120

2008 ANNUAL MEETING OF STOCKHOLDERS
May 9, 2008
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2008 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Friday, May 9, 2008, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement, the form of proxy included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended December 29, 2007, are being mailed to stockholders on or about March 28, 2008.

Stockholders of record at the close of business on March 21, 2008 (the "Record Date") are entitled to notice of and to vote at the Meeting. On such date there were 16,958,626 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering your proxy card at the Meeting, or by mail, telephone or electronically via the Internet, pursuant to the instructions on the proxy card enclosed with this Proxy Statement or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

The eight nominees for election to the Board who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote FOR nor a vote AGAINST the nominee and thus will have no effect on the outcome. Approval of the proposal to ratify the Company's appointment of independent public accountants, the proposal to approve an amendment to the 2007 Stock Incentive Plan, and the proposal to approve an amendment to the Executive Officer Incentive Plan requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For these other matters, abstentions will be treated as a vote AGAINST approval of such matters. Broker non-votes will not be counted as votes cast either FOR or AGAINST approval of such matters and therefore broker non-votes will not have an effect on the outcome of the votes.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

  •
  "Proposal No. 2—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year ending January 3, 2009;

  •
  "Proposal No. 3—Approval of an amendment to the 2007 Stock Incentive Plan"; FOR approval of the amendment to the 2007 Stock Incentive Plan;

  •
  "Proposal No. 4—Approval of an amendment to the Executive Officer Incentive Plan"; FOR approval of an amendment to the Executive Officer Incentive Plan;

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person or a later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2009 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	51	President, Chief Executive Officer, and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001
Robert B. Lamb	66	Clinical Professor of Management at the Leonard N. Stern School of Business at New York University since 1977. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	2005
Ryan Levenson	32	Principal of Privet Fund Management LLC, 2007 to current. Managing Partner of Haynes Manor Capital, LLC, investment group from 2003 to 2007. Vice President of Business Development of MSI, a subsidiary of Lighten Up, LLC, from 2003 to 2006. Investment Analyst for Cramer, Rosenthal, McGlynn, hedge fund, from 2001 to 2003.	2006
John R. Miller III	67	Chairman and Chief Executive Officer of E.O.P, Inc., publisher of special market trade magazines since 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Gordon O'Brien	42	Principal and Managing Director of American Capital Strategies since 1998. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A Board member of numerous private companies as a representative of American Capital Strategies.	2005
Philip G. Putnam	67	Managing Director, Fulcrum Securities since 2008. Managing Director, Flagstone Capital, LLC, investment bankers, from 2000 to 2007. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978

Sabin C. Streeter	66	Adjunct Professor and Executive-in-Residence at Columbia Business School since 1997. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1997. Director of Curtis Instruments.	1987
Robert L. Yohe	71	Retired Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, from 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Calgon Carbon Corporation and Marsulex Inc.	1996

Each of the nominees has consented to serve as a director if elected. The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Vote Required for Approval; Board Recommendation

Nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, will be elected to the Board of Directors. With regard to the election of directors, votes may be cast FOR or withheld AGAINST each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Meeting do not have cumulative voting rights with respect to the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board of Directors of the Company (the "Board") held four meetings during the fiscal year ended December 29, 2007, and each director attended at least 75% of all Board and applicable Committee meetings. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend the annual meetings of stockholders. All of the Company's directors at the time attended the 2007 Annual Meeting of Stockholders. Current directors, Messrs. Putnam, Streeter, Yohe, Miller, O'Brien, Lamb, and Levenson, have been determined by the Board of Directors to be "independent directors" as such term is defined under Rule 4200(a)(15) of the The Nasdaq Stock Market, Inc. ("Nasdaq"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee and a Compensation Committee.

The Audit Committee was comprised of Messrs. Putnam (Chairman), Streeter, Lamb, and Levensen. During the fiscal year ended December 29, 2007, the Audit Committee met four times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditors; and (v) reviewing the external audit process. All of the members of the Audit Committee have been determined by the Board of Directors to be financially sophisticated as required by Nasdaq

Rule 4350(d) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board of Directors to meet the additional independence criteria set forth in Nasdaq Rule 4350(d). The Audit Committee has a charter which was approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which was attached as Appendix A to the proxy statement for the 2007 Annual Meeting of Stockholders of the Company. The Audit Committee charter is currently available in the "Investor Relations" section of the the Company's website, located at www.middleby.com.

The Compensation Committee was comprised of Messrs. Yohe (Chairman), Miller, O'Brien, and Levenson. During the fiscal year ended December 29, 2007, the Compensation Committee met three times. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and Chief Executive Officer, and other executive officers of the Company. The Compensation Committee is also responsible for administering and making grants to executive officers under the 1998 Stock Incentive Plan and the 2007 Stock Incentive Plan, and for administering the Management Incentive Compensation Plan and the Executive Officer Incentive Plan. All of the members of the Compensation Committee have been determined by the Board of Directors to be independent as defined under applicable Nasdaq listing standards. The Compensation Committee does not have a written charter.

The Board does not have a standing nominating committee or a nominating committee charter that addresses the nominations process. In fiscal year 2005, the Board considered a recommendation from management of the Company that the Board establish a nominating committee comprised solely of non-employee directors, adopt a nominating committee charter and establish a formal policy for consideration of director candidates submitted by the Company's stockholders. After reviewing management's recommendation, the Board determined that it was not necessary to have a separate nominating committee or a formal policy for consideration of director candidates submitted by the Company's stockholders at that time. See "Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders" for further information regarding the procedures for recommending a director nominee for consideration. The Board believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function, based upon the limited size of the Board and the current and anticipated operations and needs of the Company.

A majority of the independent directors discuss and evaluate potential director candidates and recommend potential director candidates to the full Board for selection. The full Board then considers the potential director candidates who have been recommended by a majority of the independent directors. Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Board does not have a formal policy for consideration of potential director candidates recommended by the Company's stockholders, but the Board will give due consideration to any and all such candidates under the same criteria as internally-generated candidates. In selecting director candidates, the Board considers a variety of factors, including, but not limited to, a candidate's demonstrated good character and integrity, experience at strategy/policy setting levels, high level experience in dealing with business organizations, ability and willingness to devote time to the affairs of the Company, financial, technical or other special skills and experience, business contacts and ability to work effectively with other Board members.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board of Directors and as otherwise deemed necessary. Robert L. Yohe is the acting lead independent director of the Board.

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

2007 Middleby Corporation Common Stock Dividend

On May 3, 2007 the Company's Board of Directors authorized a two-for-one split of the Company's common stock in the form of a stock dividend. The stock dividend was paid on June 15, 2007 to company shareholders of record as of June 1, 2007. The Company's common stock began trading on a split-adjusted basis on June 18, 2007. All references in this proxy statement related to the number of shares owned, grants of restricted stock, grants of stock options, and strike prices associated with option grants have been adjusted to reflect this stock split.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company.

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	51	President, Chief Executive Officer, and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.
Timothy J. FitzGerald	38	Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
David Brewer	51	President, Pitco Frialator, Inc. since July 2007. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Lyall Newby	46	President Middleby Worldwide, since 2007. Director, International Supply, Chain Management Equipment and Logistics, YUM! Restaurants, December 1999 to March 2007.
Gary Mick	46	President, Blodgett Oven Company, from April, 2007. Vice President and General Manager, Blodgett Oven Company from June 2005 to April 2007. Vice President and Controller from January 1, 2001 to June 2005.
Magdy Albert	56	Executive Vice President, Food Processing Group, since March 2008; President, Alkar-RapidPak, from June 2006 to March 2008. General Manager, Middleby Cooking Systems Group, June 2003 to May 2006. General Manager, Vulan Steam, Illinois Tool Works, January 2001 to May 2003. Vice President, Engineering, Premark International, February 1998 to December 2000.
Mark A. Sieron	59	Division President, since 2004. Vice President and General Manager, Middleby Cooking Systems Group, from 1988 to 2004.
Nazih Ibrahim	54	Division President, Southbend since August 2004. Vice President of Supply Chain Management, from July 2003 to August 2004. Vice President, Materials Management, Franke Group from 1999 to 2003. Vice President, Purchasing, Stainless Incorporated, from 1995 to 1999.
Martin M. Lindsay	43	Corporate Treasurer of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for The Middleby Corporation executive officers identified in the Summary Compensation Table as the "Named Executive Officers".

The Board has a Compensation Committee (the "Committee") which, during the course of 2007, was composed of the following outside directors, each of whom is "independent" in accordance with the governance rules of the Nasdaq Stock Market: Robert L. Yohe, Chairman, Ryan Levenson, Gordon O'Brien and John R. Miller III. The Committee is appointed by, and responsible to, the Board for making recommendations to the Board, and approving where appropriate, all matters related to executive and non-employee director compensation.

Middleby Business Environment

The Middleby Corporation is a global leader in the foodservice equipment industry. The Company develops, manufactures, markets and services a broad line of equipment used for commercial food cooking, preparation and processing. The Company's leading brands include Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield, CTX®, Carter Hoffmann, Holman, Houno®, Jade Range, Lang®, MagiKitch'n®, Middleby Marshall®, MP Equipment, Pitco Frialator®, Southbend®, Star®, Nu-Vu®, Alkar®, RapidPak®, Toastmaster®, and Wells. Middleby's international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice and Middleby Philippines Corporation, is a leading supplier of specialty equipment in Asian markets.

Compensation Committee Structure

The Committee is currently comprised of four directors, named above, and at all times will consist of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee includes a chairperson, makes rules and regulations for the conduct of its business as it deems advisable and keeps minutes of Committee meetings. All determinations of the Committee are made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such duties as it may deem advisable, and the Committee or any person to whom it has delegated duties may employ the services of one or more individuals to render advice with respect to any responsibility of the Committee.

For additional information on the members, structure, scope of authority and operation of the Committee, see "Committees; Board Meetings" and "Proposal 1—Election of Directors."

The Committee makes all decisions over total compensation for Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash-based incentive plan bonuses, and long term equity incentive plan awards. The Committee's recommendations for compensation arrangements of the Chairman of the Board, Chief Executive Officer and President (the "CEO") are presented to the full Board of Directors for approval.

Compensation Programs Objectives

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

  •
  Attract and Retain Executive Talent—The Committee intends to provide compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance;

  •
  Link Executive Compensation with Operating Performance—The Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. This requires that a significant portion of executive compensation is "at-risk" and linked to the achievement of both corporate and individual goals, in order to increase stockholder value;

  •
  Link Executive Long-Term Incentive Compensation with Stockholder Interests—The Committee believes that granting long term equity based awards using stock options, restricted stock, stock appreciation rights, or performance units, aligns the interests of Company executives with those of stockholders and furthers the Company's goal of executive retention by using time-based vesting of equity awards.

  •
  Performance-based compensation to Comply with Section 162(m) of the Internal Revenue Code—Performance-based compensation provided to Named Executive Officers and senior management should comply with the requirements that qualify the compensation as tax deductible to the Company, unless the Company determines under particular circumstances that it is in the Company's best interest to provide compensation that is not tax deductible.

Compensation Decision Making Process

The CEO annually reviews the operating performance of each executive officer. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility and assessment of the executive's commitment to the Company's core operating principles. Based on the CEO review, the CEO develops a recommendation to the Committee for each executive's annual base salary, annual performance incentive plan structure, and the basis for long term equity based grants. The Committee uses the same methodology for the annual base salary and performance-based bonus structure of the CEO.

With respect to annual cash bonus awards, the Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual performance bonus to be paid. Target levels are set to be in line with the Company's annual budget and are presented by the CEO to the Board of Directors for review and approval. The total compensation of Named Executive Officers and senior management of the Company are set at levels intended to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience, and responsibilities at other businesses of similar type or market capitalization, with an emphasis on pay for performance. The Compensation Committee, however, does not benchmark compensation against that of other companies.

The Elements of the Company's Compensation Program

The Company's compensation program is divided into three elements: (1) base salary, (2) annual performance incentive programs, and (3) long term equity-based incentive programs.

Base Salary

The base salary element of the compensation program sets executive base salaries at levels estimated to be below that of the median for executives in comparable positions at other similarly sized companies. Annual non-executive salary increases are budgeted based on the current business environment and the individual's level of responsibility and merit within the Company. For 2007 the range of non-executive salary increases was between 2% and 4.5% of base salary. The table below sets forth the base salary levels and associated changes for Named Executive Officers for the 2007 fiscal year. Increase in base salary for Messrs Bassoul and FitzGerald was in recognition of increased responsibilities associated with growth in acquired operating subsidiaries, Mr. Albert's increase in base pay was in recognition of additional responsibilities assumed within the Food Processing business segment, Mr. Sieron's increase in base pay was in recognition for increased responsibilities as President of Middleby Cooking Systems Group, and Mr. Mick's increase in base salary is due to his 2007 promotion to President of GS Blodgett Corporation.

Named Executive Officer	2006 Base Salary	2007 Base Salary	% Change
Selim A. Bassoul	$770,000	$900,000	17%
Timothy J. FitzGerald	$250,000	$300,000	20%
Magdy Albert	$169,200	$200,000	18%
Mark Sieron	$161,035	$200,000	24%
Gary Mick	$127,000	$200,000	57%

Annual Performance-Based Incentive Programs

Management Incentive Compensation Plan

The Management Incentive Compensation Plan ("MICP") is intended to provide an incentive for superior performance and to motivate eligible employees ("MICP Participants") toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. Each of the Named Executive Officers is eligible to participate in the MICP if selected by the Committee for participation, and all of the Named Executive Officers participated in the MICP in 2007.

Payment of MICP bonuses are made subject to the attainment of pre-established written performance goals approved by the Committee prior to the 90th day following the beginning of the Company's fiscal year. For 2007, the performance goals were based upon attaining certain levels of earnings before interest, taxes, depreciation, and amortization ("EBITDA") for the fiscal year. The Named Executive Officers had the opportunity to earn bonuses under the MICP based on the following:

  •
  A minimum EBITDA goal that must be achieved prior to the payment of the MICP Participant's target MICP bonus. The MICP will not pay bonuses to MICP Participants if actual EBITDA performance is below the minimum EBITDA goal.

  •
  Tiered performance goals above the minimum EBITDA goal, which if met lead to an incrementally higher annual bonus.

  •
  A maximum EBITDA that, if achieved or surpassed will result in the payment of the maximum MICP bonus available to the MICP Participant. For 2007 the EBITDA goal resulting in maximum pay for maximum performance was equal to a 13.9% increase in EBITDA over the prior year's results for Messrs. Bassoul and FitzGerald; a 27% increase in EBITDA targets relating to Middleby Cooking Systems Group over the prior year's results in the case of Mr. Sieron; a 19% increase in EBITDA targets relating to GS Blodgett Corporation over the prior year's results in the case of Mr. Mick; and a 48% increase in EBITDA targets relating to Alkar RapidPak, LLC over the prior year's results in the case of Mr. Albert.

The amount of the MICP bonus for MICP Participants at each EBITDA performance goal level is consistent with that individual's role and responsibility within the Company. The Grants of Plan-Based Awards Table below shows the amounts which could have been earned by the Named Executive Officers under the MICP at target and maximum performance.

EBITDA is determined by the Committee in accordance with Generally Accepted Accounting Principles, subject to adjustment to reflect the impact of specific extraordinary items not reflected in the MICP Participant goals. Under the MICP, the EBITDA calculation does not include foreign exchange gains/losses and does include all bonuses and incentive compensation payable, including MICP payments, to Company employees for the applicable year.

Payments of MICP bonuses, if any, are made after the completion of the Company's fiscal year end audit and only after the Committee certifies, in writing, that the EBITDA goals with respect to which MICP payments are to be made have been attained. The bonus awarded to each Named Executive Officer in respect of 2007 performance under the MICP is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table below. The Company achieved the maximum EBITDA goal discussed above under the MICP in 2007 and, as a result, Messrs. Bassoul, FitzGerald, Albert, and Mick, respectively, received the maximum MICP bonus for the year as follows: $3,500,000, $600,000, $250,000, and $220,000. Mr. Sieron's 2007 MICP bonus was adjusted in the discretion of the Committee as permitted by the plan to take into account the negative operating impact as a result of an employee strike that occurred in 2007.

Stock ownership requirement.    The MICP plan supports the Company's desire for Named Executive Officers and senior executives to maintain a minimum percentage of base salary in the form of Middleby Corporation common stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary percentages are set by the Committee annually and are set at levels consistent with the individual's level of responsibility within the Company. If an MICP Participant meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their MICP bonus. If an MICP Participant does not meets their stock ownership requirement, then a maximum of one-third of their MICP bonus will be used to purchase common stock on the MICP Participant's behalf.

Stock ownership requirements of the Named Executive Officers as of December 29, 2007 are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	3 × base salary	35,207	715,000(1)
Timothy J. FitzGerald	2 × base salary	7,824	194,062(2)
Magdy Albert	2 × base salary	5,216	28,500(3)
Mark Sieron	2 × base salary	5,216	80,100(4)
Gary Mick	2 × base salary	5,216	15,924(5)

Footnotes:

(1)
Does not include 630,712 vested unexercised options.

(2)
Does not include 29,992 vested unexercised options.

(3)
Does not include 5,000 vested unexercised options.

(4)
Does not include 33,004 vested unexercised options.

(5)
Does not include 5,000 vested unexercised options.

Executive Officer Incentive Plan

The Executive Officer Incentive Plan ("EOIP") is an annual cash-based incentive plan that operates with the purpose of reinforcing corporate, organizational and business development goals; to promote the achievement of year-to-year financial and other core business objectives; and to reward the performance of the Company's key employees in fulfilling their individual responsibilities. The EOIP provides an essential component of the total compensation package offered to Named Executive Officers. It reflects the importance placed by the Company on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement.

EOIP awards are granted to key employees (the "EOIP Participants") of the Company who are selected by the Committee in its sole discretion. In determining the EOIP Participants to whom EOIP awards are granted, the Company considers key employees who exhibit extraordinary performance in achieving year-to-year financial goals and further exceed the core business objectives of the Company. For 2007, the CEO and CFO participated in the EOIP.

Remaining performance periods for EOIP awards are as follows:

  •
  January 1, 2008 to December 31, 2008

  •
  January 1, 2009 to December 31, 2009

  •
  January 1, 2010 to December 31, 2010

At the beginning of each performance period the Committee will establish performance goals applicable to the EOIP award. Performance goals may include a threshold level of performance below which an EOIP bonus will not be earned, levels of performance at which a specified EOIP bonus will be earned, and a maximum level of performance beyond which no additional EOIP bonus will be earned. For 2007, the performance goals selected by the Committee related to earnings per share. The EOIP Participant could earn a target bonus amount in the event of an increase in EPS of 9% over the prior year's result. The EOIP further provided incremental incentives for EPS targets between 9% and 17.5% over the prior year's results. The Middleby Corporation attained an EPS of $3.11 per share for 2007 versus an EPS of

$2.57 per share in 2006, which far surpassed the maximum goal under the EOIP. As a result, each of Mr. Bassoul and Mr. FitzGerald earned the maximum bonus awarded under the EOIP of $2,010,445 and $335,074, respectively.

Payment of an EOIP award is made only if performance goals as specified by the Committee are attained and if the EOIP Participant is employed by the Company on the last day of the applicable performance period. Under the terms of the plan, an EOIP award for a performance period may not exceed $3.5 million per award. This limit will be increased to $4.5 million if stockholders approve an amendment to the EOIP presented in this Proxy Statement as Proposal 4. The Committee may, in its sole discretion, decrease the amount payable to an EOIP participant upon achievement of performance goals, but in no event may the Committee increase the EOIP amount otherwise payable to the EOIP participant.

Long Term Equity-Based Incentive Programs

The 1998 Stock Incentive Plan (the "1998 Plan") is an equity-based incentive plan that encourages Named Executive Officers and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the 1998 Plan. In 2007, awards of 285,000 restricted common shares of The Middleby Corporation were granted to senior management of the Company including the Named Executive Officers. The 2007 awards included time and performance based vesting parameters. Effective February 14, 2008, the 1998 Plan expired and, after that date, could no longer be used for grants of any kind.

The 2007 Stock Incentive Plan (the "2007 Plan") is an equity-based incentive plan that encourages Named Executive Officers, Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of Named Executive Officers and senior management with those of stockholders. The Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the 2007 Plan. In 2007, awards of 197,000 restricted common shares of The Middleby Corporation were granted to Named Executive Officers and Board members of the Company. The 2007 awards included time and performance based vesting parameters.

Generally, the Committee determines the overall size of the long-term incentive award for each executive officer, including the CEO and CFO, and makes an equity grant at its first meeting of a fiscal year. The CEO will make recommendations to the Compensation Committee regarding award levels for executive officers other than the CFO. However, the Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions, or based on the availability of shares under Company's stockholder-approved long-term equity compensation plans. The Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

No Backdating.    The Company does not backdate options or grant options retroactively. All grants to any Company employee are approved by the Committee and are presented to the full Board for final approval. The exercise price of an option is set at the fair market value of the underlying Common Stock, which is equal to the closing market price of such stock on the date of grant and this method has been consistently applied.

Pension Plans and Post-Employment Benefits

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows: Upon the CEO's retirement on or after the date on which he attains the age of 55 (the

"Age 55 Retirement Benefit"), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The estimated monthly retirement benefit payable to the CEO is based on his compensation level as of December 29, 2007 would be $37,500 at the retirement age of 55, $46,875 at the retirement age of 60, and $56,250 at the retirement age of 65. The amount of the CEO's nonqualified retirement benefit would be offset by the amount of the CEO's accrued benefits under the tax-qualified plans maintained by the Company, other than any portion of such benefits that are attributable to the CEO's own contributions to the qualified plans.

The CEO and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage.

Perquisites

Named Executive Officers of the Company and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual, but, in no event exceeds ten thousand dollars per fiscal year. The CEO is provided the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

2008 Actions

The Company made awards of restricted stock pursuant to the terms of the Company's 1998 Stock Incentive Plan in 2008, including awards in the following amounts to the following Named Executive Officers on February 13, 2008: Mr. Sieron, 7,500 shares, Mr. Mick 15,000 shares and Mr. Albert 10,000 shares. These 2008 awards, including those made to the Named Executive Officers will only become vested based on the achievement of specified significant increases in the market price of Middleby common stock over a five year period.

Compensation Recovery Policy

The Company maintains a compensation recovery policy with respect to its equity awards. The equity awards made in 2008 (described above) are contingent upon the employee's execution of a non-competition and confidentiality agreement. If the terms of the agreement are violated by the employee, the employee is obligated to return any stock certificates transferred to the employee in respect of the award, or, if the shares underlying the restricted stock award have been sold or otherwise disposed of by the employee, the employee is obligated to repay the Company an amount equal to the fair market value (as defined in the agreement) of the shares.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company's compensation payments to the CEO and its four most highly compensated other executive officers. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code is excluded for purposes of this limitation. The 2007 awards made to the Chief Executive Officer and the other executive officers pursuant to the MICP, as well as the awards made pursuant to the EOIP to the CEO and CFO, were subject to, and made in accordance with, the Committee's pre-established performance goals. The 2008 restricted stock grants described above were designed to comply with the requirements of Section 162(m) of the Code.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis ("CD&A") with the Company's management. Based on the review and discussions, the Compensation Committee recommends to the Company's Board of Directors that the CD&A be included in these proxy materials.

The Compensation Committee Robert L. Yohe, Chairman, Ryan Levenson, Gordon O'Brien and John R. Miller III

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the three most highly compensated executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) in respect of fiscal years 2007 and 2006 to the extent such person was a Named Executive Officer in the fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)			Change in Pension Value and NonQualified Deferred Compensation Earnings ($)			All Other Compensation ($)			Total ($)
Selim A. Bassoul Chairman of the Board, President and Chief Executive Officer	2007 2006	$ $	900,000 770,000	— —	$ $	4,655,104 2,893,400	$ $	255,187 419,432	$ $	5,510,445 4,842,000	(2) (3)	$ $	1,087,104 977,581	(4) (4)	$ $	55,438 49,951	(5)	$ $	12,463,278 9,952,364
Timothy J. FitzGerald Vice President and Chief Financial Officer	2007 2006	$ $	300,000 250,000	— —	$ $	1,333,354 537,200	$ $	5,753 15,010	$ $	935,074 823,000	(6) (7)		— —		$ $	6,105 5,986	(8)	$ $	2,580,286 1,631,196
Magdy Albert Executive Vice President, Food Processing Group	2007		$200,000	—		$83,720		$47,765		$250,000	(12)		—			$2,005	(9)		$583,490
Mark Sieron, President, Middleby Cooking Systems Group	2007 2006	$ $	200,000 161,035	— —		$167,440 —		$116,245 107,973	$ $	150,000 313,621	(12) (12)		— —		$ $	15,823 15,957	(10)	$ $	649,508 598,586
Gary Mick President, GS Blodgett Corporation	2007		$200,000	—		$83,720		$51,617		$220,000	(12)		—			$6,447	(11)		$561,784

NOTES:
(1)
Amounts in this column represent the dollar amount of the expense recognized in connection with equity-based awards to Named Executive Officers under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan for financial reporting purposes for the fiscal year ended December 29, 2007 and December 30, 2006, as applicable. The amount of the expense was determined in accordance with SFAS No. 123R, Accounting for Stock-Based Compensation, which requires the Company to expense the value of equity-based awards ratably over the vesting period of the equity award. Please refer to the "Notes to Consolidated Financial Statements", Note (4)—"Summary of Significant Accounting Policies", Note (o)—"Share Based Compensation" included in the Company's 2007 Annual Report on Form 10-K as filed with the SEC on February 27, 2008 or the Company's 2006 Annual Report on Form 10-K as filed with the SEC on March 15, 2007, as applicable, for a discussion of the assumptions used to calculate these amounts.

(2)
Mr. Bassoul's 2007 Non-Equity Incentive Plan Compensation consists of $3,500,000 paid under the Management Incentive Compensation Plan and $2,010,445 paid under the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis.

(3)
Mr. Bassoul's 2006 Non-Equity Incentive Plan Compensation consists of $3,500,000 paid under the Management Incentive Compensation Plan and $1,342,000 paid under the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis.

(4)
Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: Upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The present value of accumulated pension benefits assumes a retirement age of 55, an interest rate of 5.75%, retirement income of $1.65 million, and a length of pension payout of 30 years.

(5)
All Other Compensation amounts in 2007 for Mr. Bassoul include $30,000 in director's fees for services to the Company and it's subsidiaries, $17,907 for a Company-provided automobile, $4,500 in Company 401k matching funds, a $1,375 Company contribution to a Health Savings account, and $1,655.94 in Company paid Life Insurance benefits. The incremental cost to the Company with respect to the Company-owned automobile provided to Mr. Bassoul is estimated to be less than the $17,907 included in the table representing the taxable income imputed to Mr. Bassoul for personal use of the automobile.

(6)
Mr. FitzGerald's 2007 Non-Equity Incentive Plan Compensation consisted of $600,000 that was paid out of the Management Incentive Compensation Plan and $335,074 that was paid out of the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis.

(7)
Mr. FitzGerald's 2006 Non-Equity Incentive Plan Compensation consisted of $600,000 that was paid out of the Management Incentive Compensation Plan and $223,000 that was paid out of the Executive Officer Incentive Plan. Details of both incentive plans are outlined in the Compensation Discussion and Analysis.

(8)
All Other Compensation amounts in 2007 for Mr. FitzGerald include $4,500 in Company 401(k) matching funds, a $1,375 Company contribution to a Health Savings account, and $230 in Company paid Life Insurance benefits.

(9)
All Other Compensation amounts in 2007 for Mr. Albert include $1,231 in Company 401k matching funds and $774 in Company paid Life Insurance benefits.

(10)
All Other Compensation amounts in 2007 for Mr. Sieron include $9,230 for a Company provided automobile expense allowance, $4,500 in Company 401k matching funds, a $1,375 Company contribution to a Health Savings account, and $718 in Company paid Life Insurance benefits.

(11)
All Other Compensation amounts in 2007 for Mr. Mick include $4,500 in Company 401(k) matching funds, a $1,375 Company contribution to a Health Savings account, and $572 in Company paid Life Insurance benefits.

(12)
Reporting person's incentive plan compensation consists solely of Management Incentive Compensation Plan payments. The Management Incentive Compensation Plan is outlined in detail in the Compensation Discussion and Analysis section of this proxy.

Employment Agreements

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul dated as of December 23, 2004. The agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer, and Chairman of the Board of the Company and of MM for a term ending March 1, 2012. Under the agreement, Mr. Bassoul receives an annual base salary of $900,000.

The employment agreement further provides that Mr. Bassoul is eligible to participate in the Company's Management Incentive Compensation Plan. Under the terms of such plan, if the Company attains certain pre-established performance goals, Mr. Bassoul shall be entitled to receive (i) a target bonus equal to 100% of his base salary as in effect at the beginning of the fiscal year to which the award relates and (ii) for each year, an additional performance bonus determined on a scale based on the amount by which the Company's earnings before income taxes and depreciation and amortization ("EBITDA") as determined under the plan exceeds the pre-established performance goal. The maximum annual bonus that Mr. Bassoul may be eligible to receive under the Management Incentive Compensation Plan is $3,500,000.

The employment agreement provides for an aggregate grant, in split-adjusted terms, to Mr. Bassoul of 600,000 shares of restricted stock (the "Restricted Stock") pursuant to the terms of the 1998 Stock Incentive Plan. The Restricted Stock was granted in three separate tranches as follows: (i) 200,000 shares of Restricted Stock were granted on December 23, 2004, (ii) 200,000 shares of Restricted Stock were granted on January 5, 2005, and (iii) 200,000 shares of Restricted Stock were granted on May 12, 2005. The Restricted Stock is non-transferable and shall be forfeitable subject to the following vesting conditions: 120,000 shares of the Restricted Stock vested on December 31, 2005; 120,000 shares of the Restricted Stock vested on December 31, 2006; 120,000 shares of the Restricted Stock vested on December 31, 2007; 120,000 shares of the Restricted Stock shall vest on December 31, 2008; and 120,000 shares of the Restricted Stock shall vest on December 31, 2009, in each case subject to the continued employment of Mr. Bassoul on such date. Mr. Bassoul is entitled to vote and receive declared dividends with respect to all shares of Restricted Stock shares granted to him, irrespective of whether they are vested or not. The restricted stock will immediately vest if: (a) Mr. Bassoul terminates his employment because of a material diminution in duties, (b) Mr. Bassoul's employment is terminated other than for cause (as defined in the employment agreement), or (c) Mr. Bassoul terminates his employment within six months following a "change in control" of the Company, as defined in the employment agreement.

The terms of the employment agreement relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Mr. Bassoul's employment agreement also provides for a Company-provided automobile and a nonqualified retirement benefit, which is described in the "Pension Benefits at 2007 Fiscal Year End" section of this Proxy Statement.

Timothy J. FitzGerald

The Company and MM entered into an employment agreement with Timothy J. FitzGerald, the Company's Vice President and Chief Financial Officer, which superseded both a severance agreement dated March 1, 2004 and a retention agreement dated July 22, 2004. The employment agreement has a five-year term and will continue until March 1, 2010, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under his employment agreement, Mr. FitzGerald is entitled to receive an annual base salary of $300,000 and is eligible to earn an annual incentive bonus under the Company's Management Incentive Compensation Plan. Pursuant to the Management Incentive Compensation Plan, the performance bonus for Mr. FitzGerald will be paid determined on a scale based on the amount by which the Company's EBITDA (as determined under the plan) exceeds the pre-established performance goal for Mr. FitzGerald for the applicable year. The maximum annual bonus that Mr. FitzGerald may be eligible to receive under the Management Incentive Compensation Plan is $600,000. The Company also granted Mr. FitzGerald an aggregate, in split adjusted terms, of 100,000 shares of restricted stock of the Company pursuant to the terms and conditions set forth in a restricted stock agreement further described below. The restricted shares granted to Mr. FitzGerald vest ratably over a five year period, commencing on December 31, 2005 and will become fully vested on December 31, 2009, generally, as long as Mr. FitzGerald remains employed by the Company on each applicable vesting date. The restricted stock will immediately vest if: (a) Mr. FitzGerald's employment is terminated other than for cause (as defined in the employment agreement), or (b) Mr. FitzGerald terminates his employment within six months following a change in control of the Company, as defined in the employment agreement.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Grants of Plan-Based Awards

The following table sets forth information concerning the grants of restricted stock and options to Named Executive Officers during the 2007 fiscal year. The grant date set forth below is the date that the Board of Directors granted the award.

Grants of Plan-Based Awards in Fiscal Year 2007

											All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts under Equity Incentive Plan Awards
Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Selim A. Bassoul	(2) 03-08-07(4) 05-07-07(5) (3)	$ $	900,000 — — 1,206,267	$ $	900,000 — — 1,206,267	$ $	3,500,000 — — 2,010,445	— — — —	— — — —	— — — —	— 139,000 121,000 —	— — — —	$ $	— 7,733,960 8,240,100 —
Timothy J. FitzGerald	(2) 03-08-07(6) 05-07-07(7) (3)	$ $	300,000 — — 201,044	$ $	240,000 — — 201,044	$ $	600,000 — — 335,074	— — — —	— — — —	— — — —	— 45,000 55,000 —	— — — —	$ $	— 2,503,800 3,745,500 —
Magdy Albert	(2) 03-08-07(8)		$110,000 —		$110,000 —		$250,000 —	— —	— —	— —	— 10,000	— —	$	— 556,400
Mark Sieron	(2) 03-08-07(9)		$100,000 —		$100,000 —		$400,000 —	— —	— —	— —	— 20,000	— —	$	— 1,112,600
Gary Mick	(2) 03-08-07(10)		$85,000 —		$85,000 —		$220,000 —	— —	— —	— —	— 10,000	— —	$	— 556,400

(1)
These columns represent annual cash award opportunities under the Management Incentive Compensation Plan and/or the Executive Officer Incentive Plan. The actual payouts under the plans for 2007 performance were determined on March 6, 2008, and are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

(2)
Pursuant to the officer's Management Incentive Compensation Plan guidelines.

(3)
Pursuant to the officer's Executive Officer Incentive Plan guidelines.

(4)
Mr. Bassoul was granted 139,000 shares of restricted stock on March 8, 2007, which vests over seven years upon the 30-day average price of the Company's common stock equaling or exceeding $62.50/SH in year 1, $70/SH in year 2, $77.50/SH in year 3, $87.50/SH in year 4, $100/SH in year 5, $100/SH in year 6, and $100/SH in year 7.

(5)
Mr. Bassoul was granted 121,000 shares of restricted stock on May 7, 2007, which vests over five years upon the 30-day average price of the Company's common stock equaling or exceeding $75/SH in year 1, $80/SH in year 2, $85/SH in year 3, $92.50/SH in year 4, $100/SH in year 5.

(6)
Mr. FitzGerald was granted 45,000 shares of restricted stock on March 8, 2007, which vests over five years upon the 30-day average price of the Company's common stock equaling or exceeding $62.50/SH in year 1, $70/SH in year 2, $77.50/SH in year 3, $87.50/SH in year 4, $100/SH in year 5.

(7)
Mr. FitzGerald was granted 55,000 shares of restricted stock on May 7, 2007, which vests over five years upon the 30-day average price of the Company's common stock equaling or exceeding $75/SH in year 1, $80/SH in year 2, $85/SH in year 3, $92.50/SH in year 4, $100/SH in year 5.

(8)
Mr. Albert was granted 10,000 shares of restricted stock on March 8, 2007, which vests over five years upon the 30-day average price of the Company's common stock equaling or exceeding $62.50/SH in year 1, $70/SH in year 2, $77.50/SH in year 3, $87.50/SH in year 4, $100/SH in year 5.

(9)
Mr. Sieron was granted 20,000 shares of restricted stock on March 8, 2007, which vests over five years upon the 30-day average price of the Company's common stock equaling or exceeding $62.50/SH in year 1, $70/SH in year 2, $77.50/SH in year 3, $87.50/SH in year 4, $100/SH in year 5.

(10)
Mr. Mick was granted 10,000 shares of restricted stock on March 8, 2007, which vests over five years upon the 30-day average price of the Company's common stock equaling or exceeding $62.50/SH in year 1, $70/SH in year 2, $77.50/SH in year 3, $87.50/SH in year 4, $100/SH in year 5.

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth certain information concerning outstanding stock options and stock awards under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan at fiscal year end, December 29, 2007, held by each of the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Selim A. Bassoul	225,000 80,000 125,712 200,000	(1) (2) (3) (4)	— 20,000 — —	— — — —	$ $ $ $	2.95 5.255 9.235 9.235	02/26/2012 03/05/2013 10/23/2013 10/23/2013	240,000 — — —	(5)	$18,405,600 — — —	— 139,000 121,000 —	(6) (7)	$ $	— 10,659,910 9,279,490 —
Timothy J. FitzGerald	— — 29,992	(8) (9)	2,000 — —	— — —	$ $	5.255 — 9.235	03/05/2013 — 10/23/2013	40,000 — —	(10)	$3,067,600 — —	— 55,000 45,000	(11) (12)	$ $	— 4,217,950 3,451,050
Magdy Albert	—	(13)	—	10,000		$26.965	02/28/2010	—		—	10,000	(14)		$766,900
Mark Sieron	— 754 19,750	(15) (16) (17)	1,200 — —	— — 25,000	$ $ $	5.255 9.235 26.965	03/05/2013 10/23/2013 02/28/2010	— — —		— — —	— — 20,000	(18)	$	— — 1,533,800
Gary Mick	— —	(19) (20)	1,200 —	— 10,000	$ $	5.255 26.965	03/05/2013 02/28/2010	— —		— —	10,000 —	(21)		$766,900 —

NOTES:

(1)
Mr. Bassoul was granted options to purchase 400,000 shares of Common Stock on February 26, 2002. The option grant vested in 20% increments over a five year period. The strike price of the option grant is $2.95, the closing price of the Common Stock on the date of grant.

(2)
Mr. Bassoul was granted options to purchase 100,000 shares of Common Stock on March 5, 2003. The option grant vests in 20% increments over a five year period. The strike price of the option grant is $5.255, the closing price of the Common Stock on the date of grant.

(3)
Mr. Bassoul was granted options to purchase 250,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The strike price of the option grant is $9.235, the closing price of the Common Stock on the date of grant.

(4)
Mr. Bassoul was granted options to purchase 200,000 shares of Common Stock on October 23, 2003. The option grant vests in 20% increments upon the earlier of the date that that the market price of the Common Stock surpasses $18, $18.50, $19, $19.50, and $20, or October 23, 2008. Consistent with vesting parameters, this option grant was fully vested in the fourth quarter of 2004. The strike price of the option grant is $2.95, the closing price of the Common Stock on the date of grant.

(5)
On January 5, 2005 Mr. Bassoul was awarded 200,000 shares of restricted stock. Of this amount 40,000 shares vested on December 31, 2006 and; 120,000 shares vested on December 31, 2007; if Mr. Bassoul remains employed with the Company on December 31, 2008 the remaining 40,000 shares will vest. On May 12, 2005, Mr. Bassoul was awarded 200,000 shares of restricted stock. If Mr. Bassoul remains employed by the Company on the respective vesting dates, the restricted stock will vest as follows: 80,000 shares on December 31, 2008 and the remaining 120,000 shares will vest on December 31, 2009. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. Bassoul in cash at the same rate as to other stockholders.

(6)
On March 8, 2007, Mr. Bassoul was awarded 139,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 7 equal annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $62.50 in year 1, $70 in year 2, $77.50 in year 3, $87.50 in year 4, $100 in year 5, $100 in year 6, and $100 in year 7.

(7)
On May 5, 2007, Mr. Bassoul was awarded 121,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 5 annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $75 in year 1, $80 in year 2, $85 in year 3, $92.50 in year 4, $100 in year 5.

At December 29, 2007, Mr. Bassoul held 500,000 shares of unvested restricted stock valued at $38,345,000 based on the year end closing price of the Common Stock of $76.69.

(8)
Mr. FitzGerald was granted options to purchase 10,000 shares of Common Stock on March 5, 2003. The option grant vested in 20% increments over a five year period. The option exercise price is equal to $5.255, the closing price of the Common Stock on the date of grant.

(9)
Mr. FitzGerald was granted options to purchase 70,000 shares of Common Stock on October 23, 2003. The option grant was 100% vested on the date of grant. The option exercise price is equal to $9.235, the closing price of the Common Stock on the date of grant.

(10)
On March 7, 2005 Mr. FitzGerald was awarded 100,000 shares of restricted stock. If Mr. FitzGerald remains employed by the Company on the respective vesting dates, the restricted stock grant will vest in 20% on December 31 of each year, commencing on December 31, 2005. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. FitzGerald in cash at the same rate as to other stockholders.

(11)
On March 8, 2007, Mr. FitzGerald was awarded 55,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 5 equal annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $62.50 in year 1, $70 in year 2, $77.50 in year 3, $87.50 in year 4, $100 in year 5.

(12)
On May 5, 2007, Mr. FitzGerald was awarded 45,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 5 annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $75 in year 1, $80 in year 2, $85 in year 3, $92.50 in year 4, $100 in year 5.

At December 29, 2007, Mr. FitzGerald held 140,000 shares of unvested restricted stock valued at $10,736,600 based on the Company's common stock year end closing price of $76.69.

(13)
Mr. Albert was granted options to purchase 10,000 shares of Common Stock on February 28, 2005. The option vesting parameters are as follows: 25% vests if the closing price of the Common Stock averages $31 per share or higher for any consecutive period of 45 business days between February 28, 2005 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $37 per share or higher for any consecutive period of 45 business days between February 28, 2006 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $44.50 per share or higher for any consecutive period of 45 business days between February 28, 2007 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $53.50 per share or higher for any consecutive period of 45 business days between February 28, 2008 and February 28, 2009. If the options fail to vest before February 28, 2009 in accordance with the preceding criteria, such options will be deemed expired. The option exercise price is equal to $26.965, the closing price of the Common Stock on the date of grant.

(14)
On March 8, 2007, Mr. Albert was awarded 10,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 5 equal annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $62.50 in year 1, $70 in year 2, $77.50 in year 3, $87.50 in year 4, $100 in year 5.

(15)
On March 5, 2003, Mr. Sieron was granted the option to purchase 6,000 shares of common stock. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $5.255, the closing price of the Common Stock on the date of grant.

(16)
On October 23, 2003, Mr. Sieron was awarded 10,000 shares of common stock. The option was vested 100% on the date of grant. The option exercise price is equal to $9.235, the closing price of the Common Stock on the date of the grant.

(17)
Mr. Sieron was granted options to purchase 50,000 shares of Common Stock on February 28, 2005. The option vesting parameters are as follows: 25% vests if the closing price of the Common Stock averages $31 per share or higher for any consecutive period of 45 business days between February 28, 2005 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $37 per share or higher for any consecutive period of 45 business days between February 28, 2006 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $44.50 per share or higher for any consecutive period of 45 business days between February 28, 2007 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $53.50 per share or higher for any consecutive period of 45 business days between February 28, 2008 and February 28, 2009. If the options fail to vest before February 28, 2009 in accordance with the preceding criteria, such options will be deemed expired. The option exercise price is equal to $26.965, the closing price of the Common Stock on the date of grant.

(18)
On March 8, 2007, Mr. Sieron was awarded 10,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 5 equal annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $62.50 in year 1, $70 in year 2, $77.50 in year 3, $87.50 in year 4, $100 in year 5.

(19)
On March 5, 2003, Mr. Mick was granted the option to purchase 6,000 shares of common stock. The option grant vests in 20% increments over a five year period. The option exercise price is equal to $5.255, the closing price of the Common Stock on the date of grant.

(20)
Mr. Mick was granted options to purchase 10,000 shares of Common Stock on February 28, 2005. The option vesting parameters are as follows: 25% vests if the closing price of the Common Stock averages $31 per share or higher for any consecutive period of 45 business days between February 28, 2005 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $37 per share or higher for any consecutive period of 45 business days between February 28, 2006 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $44.50 per share or higher for any consecutive period of 45 business days between February 28, 2007 and February 28, 2009, 25% vests if the closing price of the Common Stock averages $53.50 per share or higher for any consecutive period of 45 business days between February 28, 2008 and February 28, 2009. If the options fail to vest before February 28, 2009 in accordance with the preceding criteria, such options will be deemed expired. The option exercise price is equal to $26.965, the closing price of the Common Stock on the date of grant.

(21)
On March 8, 2007, Mr. Mick was awarded 10,000 shares of restricted stock. Beginning January 1, 2008, the grant vests in 5 equal annual installments if the 30 day average of Middleby Corporation of Middleby common stock is at or above $62.50 in year 1, $70 in year 2, $77.50 in year 3, $87.50 in year 4, $100 in year 5.

Option Exercises and Stock Vested for the Fiscal Year Ended December 29, 2007

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the 1998 Stock Incentive Plan and 2007 Stock Incentive Plan during the fiscal year ended December 29, 2007 by each of the Named Executive Officers. Options awarded under the plan become exercisable in accordance with the terms of the grant and generally have a ten year term.

Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Selim A. Bassoul	319,288	(1)	$19,900,997	120,000	(2)	$9,194,400
Timothy J. FitzGerald	60,008	(3)	$3,630,755	20,000	(4)	$1,532,400
Magdy Albert	17,000	(5)	$880,185	—		—
Mark Sieron	10,250	(6)	$480,730	—		—
Gary Mick	14,200	(7)	$575,527	—		—

(1)
Exercised option details for Mr. Bassoul are as follows:

•
Exercise of 95,000 shares on May 1, 2007 comprising part of a total grant of 400,000 shares granted on February 26, 2002 at a strike price of $2.95.

•
Exercise of 98,288 shares on September 7, 2007 and 1,712 shares on December 4, 2007 comprising the total grant of 100,000 shares granted on October 23, 2003 at a strike price of $9.235.

•
Exercise of 58,288 shares on December 4, 2007 and 66,000 shares on December 7, 2007 comprising part of a total grant of 250,000 shares granted on October 23, 2003 at a strike price of $9.235.

(2)
On January 5, 2005 Mr. Bassoul was awarded 200,000 shares of restricted stock. Of this amount 20,000 shares vested on December 31, 2006 and 120,000 shares vested on December 31, 2007.

(3)
Exercised option details for Mr. FitzGerald are as follows:

•
Exercise of 12,000 shares on May 8, 2007 comprising part of a total grant of 20,000 shares granted on February 26, 2002 at a strike price of $2.95.

•
Exercise of 8,000 shares on May 8, 2007 comprising part of a total grant of 10,000 shares granted on March 5, 2003 at a strike price of $5.255.

•
Exercise of 10,200 shares on May 25, 2007, 18,904 shares on September 4, 2007 and 10,904 shares on December 3, 2007 comprising the part of a total grant of 70,000 shares granted on October 23, 2003 at a strike price of $9.235.

(4)
On March 7, 2005 Mr. FitzGerald was awarded 100,000 shares of restricted stock. If Mr. FitzGerald remains employed by the Company on the respective vesting dates, the restricted stock grant will vest in 20% on December 31 of each year, commencing on December 31, 2005. Dividends on all restricted stock (to the extent declared by the Company) will be payable to Mr. FitzGerald in cash.

(5)
Exercised option details for Mr. Albert are as follows:

•
Exercise of 7,000 shares on August 10, 2007 comprising part of a total grant of 10,000 shares granted on October 23, 2003 at a strike price of $9.235.

  •
  Exercise of 10,000 shares on August 10, 2007 comprising part of a total grant of 20,000 shares granted on February 28, 2005 at a strike price of $26.965.

(6)
Exercised option details for Mr. Sieron are as follows:

•
Exercise of 4,000 shares on May 15, 2007 comprising part of a total grant of 20,000 shares granted on February 26, 2002, at a strike price of $2.95.

•
Exercise of 1,200 shares on May 15, 2007 comprising part of a total grant of 6,000 shares granted on March 5, 2003, at a strike price of $5.255.

•
Exercise of 5,250 shares on May 15, 2007 comprising part of a total grant of 50,000 shares granted on February 26, 2002 at a strike price of $26.965.

(7)
Exercised option details for Mr. Mick are as follows:

•
Exercise of 1,200 shares on March 8, 2007 comprising part of a total grant of 6,000 shares granted on March 5, 2003, at a strike price of $5.255.

•
Exercise of 3,000 shares on March 8, 2007 comprising part of a total grant of 10,000 shares granted on October 23, 2003 at a strike price of $9.235.

•
Exercise of 5,000 shares on March 2, 2007 and 5,000 shares on November 15, 2007 comprising part of a total grant of 20,000 shares granted on February 28, 2005 at a strike price of $26.965.

Pension Benefits at 2007 Fiscal Year End

Pursuant to his employment agreement, Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: Upon Mr. Bassoul's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), but in no event prior thereto, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the age 55 Retirement Benefit, payable for the remainder of his life. If Mr. Bassoul retires after the date on which he attains the age of 65, he shall be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the age 60 Retirement Benefit, payable for the remainder of his life. The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of December 20, 2007 would be $37,500 at the retirement age of 55, $46,875 at the retirement age of 60, and $56,250 at the retirement age of 65. The amount of Mr. Bassoul's nonqualified retirement benefit would be offset by the amount of Mr. Bassoul's accrued benefits under the tax-qualified plans maintained by the Company, other than any portion of such benefits that are attributable to Mr. Bassoul's own contributions to the qualified plans.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan	5	$2,941,440	(2)	$—
Selim A. Bassoul	Chairman Retirement Medical Plan(3)	6	$251,355	(4)	$—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than the Named Executive Officer's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 55, an interest rate of 5.75%, retirement income of $1.65 million, and a length of pension payout of 30 years.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 55, an interest rate of 5.75%, and a length of benefit period of 30 years.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul's employment agreement with the Company (see above "Employment Agreements"), the parties have the right to terminate the agreement at any time and, in the case of any termination, Mr. Bassoul will be paid all compensation accrued to date, including, in the event that the termination is by the Company and MM for reasons other than cause, a pro rata share of incentive compensation under the Management Incentive Compensation Plan that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year, such pro rata share to be paid following the conclusion of the fiscal year for which payable. Under the employment agreement, if the Company terminates Mr. Bassoul's employment without cause, Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, or Mr. Bassoul terminates his employment within the six-month period following a change in control, Mr. Bassoul will be entitled to an amount equal to three times the sum of his annual base salary and the greater of (x) the amount of incentive compensation earned under the Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the Management Incentive Compensation Plan for each of the three calendar years immediately prior to the date of termination. Further, the employment agreement provides that if Mr. Bassoul's employment agreement is terminated by either party, for reasons other than cause, Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The present value of the medical benefits that would be provided to Mr. Bassoul in such circumstances is shown above under "Pension Benefits at 2007 Fiscal Year End". The agreement also provides Mr. Bassoul with an additional payment (referred to as a "gross-up" payment) intended to reimburse him for the excise tax payable should any payments made to him in the event of a change in control be subject to the excise tax imposed on "excess parachute payments" under section 4999 of the Code, and to reimburse him for the income, excise and employment taxes on the reimbursement payment.

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement (see above "Employment Agreements"), Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald. The employment agreement provides Mr. FitzGerald with the following severance benefits. If the Employer terminates Mr. FitzGerald's employment without "cause" (as defined in the employment agreement), or if Mr. FitzGerald terminates his employment within six months following a change in control of the Company, Mr. FitzGerald will be entitled to a lump sum payment equal to two times the sum of: (a) Mr. FitzGerald's annual base salary for the full calendar year immediately prior to the date of termination, and (b) the greater of (i) the amount of his annual bonus paid under the Company's Management Incentive Compensation Plan with respect to the full calendar year immediately prior to the year of termination and (ii) the average of Mr. FitzGerald's annual bonuses paid under the Management Incentive Compensation Plan for each of the two calendar years immediately prior to the year of termination. Mr. FitzGerald will also be entitled to an additional payment (referred to as a "gross-up" payment) to cover the amount of any excise tax, including income taxes and excise taxes incurred with respect to the gross-up payment, in the event that any amount payable to him in connection with a change in control of the Company results in the excise tax imposed on "excess parachute payments" under the Code.

Other Named Executive Officers

The Named Executive Officers other than our CEO and CFO do not have any employment or severance agreements with the Company. In the event of termination (including in connection with a change in control), payment of severance and a prorated MICP bonus may be approved by the Compensation Committee in their discretion. Equity grants would vest in accordance with grant provisions.

Under Equity Incentive Plans

Upon termination of employment for reasons other than disability or death, each of the Named Executive Officers would be entitled to exercise then-vested stock options for a period of three months following such termination of employment. In the event of the disability or death of the Named Executive Officer, the executive or his estate or beneficiary, as the case may be, would be entitled to exercise then-vested stock options for a period of one year following such termination event. For purposes of the charts below, the value of accelerated restricted stock shown is determined by multiplying the number of shares of restricted stock that would vest as of December 29, 2007 by the closing price of the Common Stock on December 29, 2007; and the value of accelerated options shown is based on the excess of the closing price of the Common Stock on December 29, 2007 over the exercise price of such option, multiplied by the number of unvested options held by the Named Executive Officer as of December 29, 2007.

Quantification

The tables below illustrate the potential payouts to each Named Executive Officer under each of the various separation situations discussed above. The tables assume that the terminations took place on December 29, 2007, the last day of our fiscal year.

Termination without cause:

	Cash Severance	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Options
Selim A. Bassoul	$13,200,000	$18,405,600	—
Timothy J. FitzGerald	$1,800,000	$3,067,600	—
Magdy Albert	—	—	—
Mark Sieron	—	—	—
Gary Mick	—	—	—

Employee terminates due to material diminution in duties:

	Base Salary	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Options
Selim A. Bassoul	$13,200,000	$18,405,000	—
Timothy J. FitzGerald	—	—	—
Magdy Albert	—	—	—
Mark Sieron	—	—	—
Gary Mick	—	—	—

Termination of employment within 6 months of change in control:

	Base Salary	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Options
Selim A. Bassoul	$13,200,000	$38,345,000	$1,533,800
Timothy J. FitzGerald	$1,800,000	$10,736,600	$153,380
Magdy Albert	—	$766,900	$383,450
Mark Sieron	—	$306,760	$92,028
Gary Mick	—	$766,900	$475,478

Assuming a hypothetical termination of employment in connection with a change in control of the Company made on the last day of our 2007 fiscal year, as discussed above, the Company would be obligated to make an excise tax gross up payment to each of Messrs. Bassoul and FitzGerald in the estimated amount of $14 million and $4.4 million, respectively. The estimate of the gross-up payment does not take into account the value of post-retirement medical benefits that would be provided to Mr. Bassoul. The present value of the medical benefits that would be provided to Mr. Bassoul is shown above under "Pension Benefits at 2007 Fiscal Year End".

Directors' Compensation

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board of Directors who were not employees of the Company during the 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation ($)	Total ($)
Robert B. Lamb Audit Committee Member	$38,000	(1)	$57,630	(2)	—	—	$0	(5)	—	$95,630
Ryan Levenson Audit and Compensation Committee Member	$42,000	(1)(2)	$57,630	(2)	—	—	$0	(5)	—	$99,630
John R. Miller III Compensation Committee Member	$38,000	(1)	$57,630	(2)	—	—	$20,256	(5)	—	$115,886
Gordon O'Brien Compensation Committee member	$35,000	(1)(3)	$57,630	(2)	—	—	$0	(5)	—	$92,630
Philip G. Putnam Audit Committee Chairman	$43,000	(1)	$57,630	(2)	—	—	$23,632	(5)	—	$124,262
Sabin C. Streeter Audit Committee Member	$38,500	(1)	$57,630	(2)	—	—	$21,805	(5)	—	$117,935
Robert L. Yohe Compensation Committee Chairman and Lead Independent Director	$48,000	(1)	$57,630	(2)	—	—	$18,115	(5)	—	$123,745

(1)
Each director of the Company receives an annual retainer of $30,000, and each director who is not an officer of the Company receives an additional retainer of $1,000 for each meeting of the Board of Directors or committee thereof that he attends and $500 for each telephonic meeting that he participates in. Each director who serves as a committee chair receives an additional annual retainer of $5,000, and the lead independent director receives an additional annual retainer of $5,000.

(2)
The amount in this column represent the dollar amount of the expense recognized in connection with equity-based awards to Director's under the 2007 Stock Incentive Plan for financial reporting purposes for the fiscal year ended December 29, 2007. The amount of the expense was determined in accordance with FAS 123R, Share Based Payments, which requires the Company to expense the value of equity-based awards ratably over the vesting period of the equity award. Please refer to the "Notes to Consolidated Financial Statements", Note (4)—"Summary of Significant Accounting Policies", Note (o)—"Share Based Compensation" included in the Company's 2007 Annual Report on Form 10-K as filed with the SEC on February 27, 2008 for a discussion of the assumptions used to calculate these amounts.

(3)
Board of Directors fees for Mr. O'Brien's services are paid directly to his employer, American Capital Strategies.

(4)
The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon a change in control or retirement from the Board of Directors at age 70, equal to 100% of the director's last annual fee (excluding meeting fees), payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years. In November, 2006, the Board of Directors approved the termination of The Middleby Corporation Board of Directors pension plan ("Plan"). All current Directors with more than 10 years of service to the Company will remain in the Plan and will be allowed to continue to have benefits vest and accrue in the Plan until they meet the Plan retirement age of 70, at which point their respective Plan distributions will begin. Any future Board members will not be eligible for the Plan. The Director's retirement plan obligation is calculated using an interest rate of 5.75% for a director retiring at age 70, and a benefit payout term of 10 years.

The number of stock options and stock awards outstanding as of December 29, 2007 for each non-employee member of the Board of Directors are as follows:

Director	Options	Restricted Stock
Robert B. Lamb	—	3,000
Ryan Levenson	—	3,000
John R. Miller III	—	3,000
Gordon O'Brien	—	3,000
Philip G. Putnam	—	3,000
Sabin C. Streeter	6,000	3,000
Robert L. Yohe	—	3,000

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 21, 2008.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 21, 2008, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	1,411,712	(1)	8.0%
Timothy J. FitzGerald	198,788	(2)	1.2%
Robert L. Yohe	35,000		*
Mark Sieron	120,604	(3)	*
Sabin C. Streeter	32,000		*
John R. Miller III	25,000		*
Philip G. Putnam	12,500		*
Gordon O'Brien	9,100		*
Robert B. Lamb	3,000		*
Ryan Levenson	6,000		*
Magdy Albert	21,500	(4)	*
Gary Mick	15,924	(5)	*
All directors and executive officers of the Company (16 individuals)	1,156,951	(1)-(5)	11.1%

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. Bassoul is the Chairman, Chief Executive Officer and President of the Company. His holdings include 650,712 shares of Common Stock subject to options exercisable within 60 days, 40,000 shares of restricted Common Stock granted on January 5, 2005, 200,000 shares of restricted stock Common Stock granted on May 12, 2005, 69,500 shares of restricted Common Stock granted on

  March 8, 2007, 47,500 shares of restricted stock granted on May 7, 2007, and 46,000 shares held by Mr. Bassoul's spouse as trustee.

(2)
Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 31,992 shares of Common Stock subject to options exercisable within 60 days, 40,000 shares of restricted Common Stock granted on May 7, 2005, 45,000 shares of restricted Common Stock granted on March 8, 2007, 55,000 shares of restricted Common Stock granted on May 7, 2007 and 9,400 shares held by Mr. FitzGerald's spouse and children.

(3)
Mr. Sieron, President of Middleby Cooking Systems Group, holdings include 20,504 shares of Common Stock subject to options exercisable within 60 days and 20,000 shares of restricted Common Stock granted on March 8, 2007.

(4)
Mr. Albert, Executive Vice President, Food Processing Group, holdings include 20,000 shares of restricted Common Stock granted on March 8, 2007.

(5)
Mr. Mick, President of GS Blodgett Corporation, holdings include 10,000 shares of restricted Common Stock granted on March 8, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the Nasdaq. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years. Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 29, 2007 and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 29, 2007 and, to the extent applicable for purposes of this disclosure, prior fiscal years.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter, approved by the Board of Directors on March 4, 2003 and modified as of February 25, 2004, a copy of which was attached as Appendix A to the proxy statement for the 2007 Annual Meeting of Stockholders of the Company.

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 29, 2007.

The Audit committee discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors' independence.

The Audit Committee has reviewed and discussed with management the status of Sarbanes-Oxley compliance objectives as of December 29, 2007.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 29, 2007 be included in the Company's annual report on Form 10-K for the fiscal year ended December 29, 2007.

The Middleby Corporation Audit Committee
Philip G. Putnam, Chairman,
Sabin C. Streeter, Robert Lamb, Ryan Levenson

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 29, 2007, the Compensation Committee consisted of Messrs. Yohe, O'Brien, Miller, and Levenson, all of whom were "independent directors" of the Company and were not officers of the Company. During the fiscal year ended December 29, 2007, Selim A. Bassoul, Chairman, President and Chief Executive Officer of the Company, participated with the full Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board of Directors. During 2007, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

During fiscal years 2007 and 2006 the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

	2007	2006
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$643,600	$625,000
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$0	$0
Tax Fees—Fees for tax compliance, assistance with tax audits, tax advice, and tax planning	$490,525	$263,700
All Other Fees—Fees for internal controls consultation services and compensation consulting	$0	$0

All of the services described in Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of Deloitte & Touche LLP as the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services in compatible with independence.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended December 29, 2007. The Audit Committee has selected Deloitte & Touche LLP to continue to provide audit services for the current fiscal year ending January 3, 2009. Accordingly, the Board recommends that stockholders ratify the selection of Deloitte & Touche LLP to audit the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3—AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, an amendment to the Middleby Corporation 2007 Stock Incentive Plan that increases the number of shares available for grants by an additional 200,000 shares to an aggregate of 400,000 shares of Common Stock. The Board believes the 2007 Stock Incentive Plan and its other equity compensation plans have served the Company well and considers it advisable to have an additional 200,000 shares available for issuance in order to provide awards that are designed to attract and retain key employees and to provide long-term incentive rewards to those selected individuals intended to align the interests of such individuals with those of our stockholders.

The 2007 Stock Incentive Plan enables the Board to make discretionary grants of stock options, stock appreciation rights, restricted stock and performance-based stock to selected employees of the Company and its subsidiaries and non-employee directors. The Board believes that encouraging the employees of the Company and its subsidiaries to own Common Stock benefits the Company and its stockholders.

This Proposal is being submitted to stockholders in order to ensure the 2007 Stock Incentive Plan's compliance with the Nasdaq Stock Market rules relating to stockholder approval of equity compensation plans, as well as to ensure the 2007 Stock Incentive Plan's compliance with Section 162(m) of the Code.

If stockholders approve the proposed amendment to the 2007 Stock Incentive Plan, the aggregate number of shares of Common Stock available for grants under the 2007 Stock Incentive Plan will increase from 200,000 to 400,000. The amendment attached to this proxy statement as Appendix A also reflects an adjustment to the number of awards that may be made to individual participants each year required by the Company's two-for-one stock split. No other changes will be made to the 2007 Stock Incentive Plan as a result of the amendment and its approval. If our stockholders do not approve the amendment to the 2007 Stock Incentive Plan, the current plan prior to such proposed amendment will remain in effect, except as required to reflect the Company's two-for-one stock split. On March 21, 2008, an aggregate of 190,000 shares were covered by restricted stock awards under the 2007 Stock Incentive

Plan; and to the extent that any of these awards should expire or be forfeited, shares covered by such awards may be re-granted under the 2007 Stock Incentive Plan.

Under the 2007 Stock Incentive Plan, grants may not be made to the extent that an award of options or stock appreciation rights would cause the Company's burn rate (as defined below), as an average over the three year period from 2008 through 2010, to exceed 2.55% per year. The burn rate will be calculated as (i) the number of shares of Common Stock underlying (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock, (d) restricted stock units, (e) performance stock actually earned and delivered or deferred, and (e) similar awards that may be settled by the delivery of shares, divided by (ii) the number of shares of Common Stock outstanding at the beginning of the fiscal year. Stock Appreciation Rights or full value shares settled in cash will not be included in the calculation of the burn rate. The limitation applies with respect to the Company's equity awards under the 2007 Stock Incentive Plan, the Company's 1998 Stock Incentive Plan, as amended, and any other compensation plan (as defined by the NASDAQ Stock Market rules), but excludes plans assumed in acquisitions and tax-qualified plans.

On March 21, 2008, the last reported sale price of Common Stock on the Nasdaq National Market was $61.21 per share. Below is a summary of the material features of the 2007 Stock Incentive Plan. The summary does not purport to be complete, and the Company refers you to the full text of the plan attached as Appendix C to the Company's Proxy Statement filed on April 3, 2007, as amended by the amendment to the 2007 Stock Incentive Plan, attached to this Proxy Statement as Appendix A.

PRINCIPAL FEATURES OF THE 2007 STOCK INCENTIVE PLAN

Administration of the Plan.    The Board administers the 2007 Stock Incentive Plan. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible individuals for participation and decisions concerning the timing, pricing and amount of a grant are made solely by a committee consisting of two or more directors who are (a) "non-employee directors" under Rule 16b-3 of the Exchange Act, (b) "outside directors" under Section 162(m) of the Code and "independent directors" pursuant to Nasdaq requirements. Subject to the provisions of the 2007 Stock Incentive Plan, the Board has the authority to interpret the provisions of the 2007 Stock Incentive Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the 2007 Stock Incentive Plan, and to determine all questions relating to the eligibility and other rights of all persons under the 2007 Stock Incentive Plan.

Eligibility.    All employees of the Company and its subsidiaries and affiliates are eligible to be participants. The Company's non-employee directors as well non-employee service providers are also eligible to be selected for grants under the 2007 Stock Incentive Plan.

Shares Available for Grant; Individual Award Limits.    As amended, the 2007 Stock Incentive Plan provides that the Board has authorized up to 400,000 shares of Common Stock for issuance under the 2007 Stock Incentive Plan. No more than 200,000 shares may be issued with respect to grants made in any single year to any individual participant. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants. Any shares of Common Stock used for the payment of required tax withholding amounts or the exercise price applicable to a grant, shall count against the total number of shares available for issuance under the Plan.

The shares of stock deliverable under the 2007 Stock Incentive Plan may consist in whole or in part of unissued shares or reacquired shares.

Adjustments.    The number and kind of shares of Common Stock available for grants under the 2007 Stock Incentive Plan, the number and kind of shares of Common Stock issued in respect of outstanding grants, the exercise price, grant price or purchase price and any individual limitations applicable to grants are subject to adjustment if there are changes affecting the Common Stock, such as a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. Each such adjustment, however, with respect to incentive stock options shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

No Repricing.    Except as required by the adjustment provision described above, no grants under the 2007 Stock Incentive Plan may be repriced unless such action is approved by the stockholders of the Company.

Types of Awards.    The 2007 Stock Incentive Plan permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options, (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (3) restricted stock, and (4) performance stock.

Stock Options.    Options may be either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or options not intended to be so qualified ("Non-qualified Options"). The Board may grant more than one option to a participant during the life of the 2007 Stock Incentive Plan, and such option may be in addition to an option or options previously granted. However, the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options shall be exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions. However, if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424 of the Code, the exercise price shall be 110% of the fair market value of the stock subject to the option in the date of grant. Incentive Stock Options may only be granted to eligible employees.

The 2007 Stock Incentive Plan also provides that Non-qualified Options may not be granted at less than 100% of the fair market value of shares on the date of grant.

Options granted pursuant to the 2007 Stock Incentive Plan will generally be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the 2007 Stock Incentive Plan provides that an option may be transferable, as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and, accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

Unless otherwise provided in a stock option award agreement, no option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while employed or in service of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable for a period not to exceed the expiration of one year from the date of disability or death (or such shorter period as the option may provide). In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the 2007 Stock Incentive Plan shall be made in full at the time of such exercise, whether in cash or shares of Common Stock (valued at fair market value), or in a combination of cash and shares of stock.

Stock Appreciation Rights.    An SAR represents the right to receive, upon exercise, a payment which is equal to the increase (if any) in the fair market value of a share of Common Stock between the date of grant and the date of exercise. The payment for the increase in value may be made in the form of Common Stock, cash or in a combination of Common Stock and cash. The exercise price of a SAR may not be less than the fair market value per share of Common Stock on the date of grant.

An SAR may be granted free-standing or in tandem with new options. However, an SAR which is issued in tandem with an Incentive Stock Option will be subject to the following rules: (i) it will expire no later than at the expiration of the Incentive Stock Option; (ii) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (iii) it will be transferable only when the option is transferable, and under the same conditions; (iv) it will be exercisable only when the option is exercisable; and (v) it may only be exercised when the fair market value of the Company's stock exceeds the exercise price of the option. Subject to applicable law, payment by the Company upon exercise of an SAR will be in cash, stock, or any combination thereof as the Board shall determine.

No options granted under the Plan are exercisable after the expiration of ten years. Unless otherwise provided in a stock option award agreement, no outstanding and unvested option will vest following a participant's termination of employment. In the event a participant dies before such participant has fully exercised his or her option, then the option may be exercised at any time within one year after the participant's death by the his estate, but only to the extent that, at the date of death, the participant's right to exercise such option had vested. If a participant terminates employment because of permanent and total disability, he may exercise any vested options for up to one year following termination or for such shorter period as the option may provide. Finally, if a participant terminates employment for any reason other death or permanent and total disability, he may exercise all vested options for up to three months following termination or for such shorter period as the option may provide.

Restricted Stock.    The 2007 Stock Incentive Plan provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Such amount shall not exceed 10% of the fair market value of the restricted stock at the time the grant is made, and may be for such lesser amount as shall be determined by the Board.

Performance Stock.    The 2007 Stock Incentive Plan provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance criteria. Performance stock awards offer certain employees or non-employee directors the potential for substantial financial incentives (in addition to potential appreciation in the value of Common Stock) based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such individuals at risk in the event of poor Company performance.

Amendment or Termination of the Plan.    The Board may suspend, amend or terminate the 2007 Stock Incentive Plan at any time and in such respects as it shall deem advisable, provided that, stockholder approval will be required for any amendment that would: (a) increase the total number of shares available for issuance under the plan, (b) extend the term of the plan, or (c) modify the class of individuals eligible to receive awards of options, SARs, restricted stock or performance stock under the plan. The Board may not amend or terminate the Plan to the extent that such amendment or termination would adversely affect a participant's rights pursuant to an award without the consent of the participant.

PLAN BENEFITS

Future grants under the 2007 Stock Incentive Plan will be made at the discretion of the Company and, accordingly, are not yet determinable. In addition, benefits under the 2007 Stock Incentive Plan will depend on a number of factors, including the fair market value Common Stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the 2007 Stock Incentive Plan. However, in the event that stockholder approval of the amendment to the 2007 Stock Incentive Plan is obtained, the Company may make grants to employees and to Company non-employee directors, as early as the Company's next regularly-scheduled board meeting. During the prior fiscal year, the Company granted awards with respect to 287,000 shares of Common Stock out of the 1998 Stock Incentive Plan and the Company granted awards with respect to 197,000 shares of Common Stock out of the 2007 Stock Incentive Plan. On January 15, 2008 and February 13, 2008 the Company made the following grants under the 1998 Stock Incentive Plan:

Name and Position	Shares of Restricted Stock
Selim A. Bassoul, President and CEO	—
Timothy J. FitzGerald, Vice President and CFO	—
All current executive officers, including the Named Executive Officers (Other than those listed above)	60,000
All current employees who are not executive officers as a group	17,500

FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 2007 STOCK INCENTIVE PLAN

Nonqualified Stock Options.    With respect to Nonqualified Options, the difference between the option's exercise price and the fair market value of the underlying Common Stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Nonqualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

Incentive Stock Options.    With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax). In the event of a subsequent sale of the Common Stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short- or long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A disqualifying disposition will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after the exercise of such shares. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the Common Stock at the time the option is exercised or (ii) the amount realized upon disposition of the Common Stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option's exercise price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

An exchange of statutory option stock to acquire other stock on exercise of an Incentive Stock Option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of an Incentive Stock Option or an option granted under a qualified employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of the optionee's "bargain" purchase on acquisition of the surrendered stock, and the post-acquisition appreciation in value of such stock is taxed to optionee as a short-term gain if held for less than the applicable holding period for long-term capital gains, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company. A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations.

Stock Appreciation Rights.    With respect to SARs, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. Gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

Restricted Stock.    With respect to grants of restricted stock, shares may be granted to a participant without recognition of income by the participant as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the participant is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The participant may, alternatively, elect to recognize income at the date of the award, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the participant for the restricted shares. The Company is generally allowed a deduction in an amount equal to the income recognized by the participant in the year such income is recognized. Unless the election referred to above is made, dividends received during the continuation of restrictions on shares will be taxable to the participant as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation. Dividends received after the restrictions cease to apply will be taxed as dividends to the participant and will not be deductible by the Company.

Performance Stock.    The tax consequences with respect to grants of performance stock will generally be the same as summarized above under the heading Restricted Stock.

Section 162(m).    Compensation paid to each person who is a "covered employee" of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the Plan as amended is intended to enable the Compensation Committee to grant awards to covered employees that will be exempt from the deduction limits of Section 162(m). However, no assurances can be made in this regard.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion above is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to amend the 2007 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4—APPROVAL OF
AN AMENDMENT TO THE
EXECUTIVE OFFICER INCENTIVE PLAN

The Middleby Corporation Executive Officer Incentive Plan (the "Incentive Plan") was approved by our stockholders in 2006. The purpose of the Incentive Plan is to reinforce corporate, organizational and business-development goals of the Company, to promote the achievement of year-to-year financial and other business objectives and to reward the performance of the Company's key employees in fulfilling their individual responsibilities. The Board has approved, subject to the approval of our stockholders, an amendment to the Incentive Plan which increases to $4.5 million the current maximum amount that may be awarded to any individual for a performance period under the Incentive Plan. That amount was established at $3.5 million in 2006 when the Incentive Plan was first adopted and has been unchanged since. The Board believes that the amendment to the Incentive Plan is in the best interests of the Company and its stockholders in order to enable the Compensation Committee to set appropriate financial performance goals and to reward outstanding performance by its key employees.

The Incentive Plan is designed to qualify the amounts paid under its terms to our Named Executive Officers as "qualified performance-based compensation" under Section 162(m) of the Code and the related regulations. This qualification will allow amounts awarded under the Incentive Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of our Named Executive Officers to exceed $1 million. Stockholder approval of the Incentive Plan, as amended, is required in order for the Incentive Plan to continue to qualify under Section 162(m) of the Code. The amendment would not diminish the Compensation Committee's ability to exercise its discretion in establishing awards or to exercise so-called "negative discretion" to reduce an award based on such factors as the Compensation Committee deems appropriate.

Below is a summary of the material features of the Incentive Plan. The summary does not purport to be complete, and the Company refers you to the full text of the Incentive Plan, as amended and restated, which is included as Appendix B to this Proxy Statement. If the amended Incentive Plan is approved by our stockholders the annual dollar limit that may be paid to an individual under the Incentive Plan will be increased from $3.5 million to $4.5 million. If our stockholders do not approve the amendment submitted to stockholders for approval, the amendment and restatement will not be effective and the Incentive Plan will continue to be in effect without amendment.

Purpose of the Incentive Plan

The purposes of the Incentive Plan are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year financial and other business objectives; and to reward the performance of the Company's key employees in fulfilling their individual responsibilities. The Incentive Plan provides an essential component of the total compensation package offered to key employees. It reflects the importance placed by the Company on motivating employees to achieve superior results over a long term and paying employees based on that kind of achievement. The Company strongly believes that its compensation programs have been integral to the Company's progress and that a continuation of those programs and that emphasis is necessary for the Company to achieve superior performance in the future.

Awards under the Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), provided that such grants are based on one or more of the performance measures specified below. However, in the event that the Committee (defined below) determines that it is advisable to grant awards that use measures other than those specified below, any such awards will not qualify for the performance-based exception under Section 162(m) of the Code.

Administration of the Incentive Plan

The Incentive Plan will be administered by a committee appointed by the Board ("Committee") and, it is currently the intent of the Board that the Incentive Plan be administered by the Compensation Committee, which committee satisfies the requirements of Section 162(m) regarding a committee of two or more "outside directors", as well as a committee of "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. The Committee has the power in its discretion to grant awards under the Incentive Plan, to determine the terms and conditions of such awards (including the performance goals), to interpret the provisions of the Incentive Plan and to take action as it deems necessary or advisable for the administration of the Incentive Plan.

Eligibility and Participation

Eligibility to participate in the Incentive Plan is limited to key employees (including officers) of the Company, as determined by the Committee in its sole discretion. As of the date of this Proxy Statement 15 people are eligible to participate in the Incentive Plan. Participants are selected each year by the Compensation Committee from among the eligible employee group.

Performance Period

A performance period or an incentive performance period is defined in the Incentive Plan as the following five annual periods:

  •
  January 1, 2006—December 31, 2006;

  •
  January 1, 2007—December 31, 2007;

  •
  January 1, 2008—December 31, 2008;

  •
  January 1, 2009—December 31, 2009; and

  •
  January 1, 2010—December 31, 2010.

Terms of Incentive Awards

An award under the Incentive Plan will be made by the Committee not later than ninety (90) days after the commencement of the relevant performance period and before twenty-five percent (25%) of the relevant performance period has elapsed. The Committee will specify with respect to an incentive performance period, not later than ninety (90) days after the commencement of the relevant performance period and before twenty-five percent (25%) of the relevant incentive performance period has elapsed, the performance goals applicable to each Special Incentive Award and, may, in its sole discretion, specify minimum, target and maximum levels applicable to each performance goal. Awards for any incentive performance period will be expressed as a dollar amount.

Payment regarding incentive awards will be made only if and to the extent the performance goals with respect to such incentive performance period are attained. A participant will become entitled to any amount otherwise payable with respect to any award made under the Incentive Plan only if the participant is employed by the Company on the last day of the applicable performance period.

Individual Limitations on Incentive Awards

As amended and restated, the Incentive Plan provides that in no event shall payment regarding an incentive award granted for an incentive performance period be made to a participant in an amount that exceeds $4.5 million per award. Prior to the amendment (or if the amendment does not become effective), this limit will remain at $3.5 million. The Committee may, in its sole discretion, decrease the amount otherwise payable to a participant upon the achievement of performance goals under an incentive award but in no event may the Committee increase the amount otherwise payable to a participant pursuant to an incentive award.

Payment of Incentive Awards

All payments for an award granted under the Incentive Plan will be made in cash within two and one-half (2 1/2) months after the end of the applicable performance period. However, payments will be made only after achievement of the applicable performance goals for the relevant incentive performance period has been certified by the Committee. The Committee will meet to consider the extent of any such achievements and make a decision as to the certification to facilitate timely payment of an award.

Establishment of Performance Goals

At the beginning of each performance period the Committee will establish performance goals applicable to the incentive awards. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria, as determined by the Committee in its sole discretion:

  •
  earnings before interest, taxes, depreciation, amortization or extraordinary or special items;

  •
  net income, before or after extraordinary or special items;

  •
  return on equity (gross or net), before or after extraordinary or special items;

  •
  earnings per share, before of after extraordinary or special items;

  •
  stock price;

  •
  or any combination of the above criteria.

In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Committee, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year's results or a peer group or an index.

The Committee also has the authority to make equitable adjustments, to the extent not inconsistent with Section 162(m) of the Code, in the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

Nontransferability of Incentive Awards

Awards may not be transferred or disposed of in any manner by a participant other than by beneficiary designation, will or by the laws of descent or distribution.

Tax Withholding

The Committee may require payment, or withhold payments made by the Incentive Plan, to satisfy applicable withholding tax requirements.

Termination and Amendment of the Incentive Plan

The Board or the Committee may amend, suspend or terminate the Incentive Plan; provided, however, that any amendment to the Incentive Plan will be submitted to the Company's stockholders for approval if such stockholder approval is required in order for the Incentive Plan to continue to comply with Section 162(m) of the Code or by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Incentive Plan to stockholders for approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant's consent.

Term of Incentive Plan

Unless extended by the action of the Board or the Committee, no further awards may be granted for performance periods ending after December 31, 2010.

Federal Income Tax Consequences

Incentive Awards.    There will be no federal income tax consequences to a participant or the Company upon the grant of incentive awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount includible in the participant's income.

Section 162(m) of the Code.    Section 162(m) of the Code ("Section 162(m)") generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to

"performance-based compensation." Incentive awards granted under the Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions.

Section 409A of the Code.    Section 409A of the Code ("Section 409A") provides that amounts paid in a year later than the year in which services giving rise to such amounts are performed are includable in the participant's gross income to the extent not subject to a substantial risk of forfeiture, unless certain requirements are met. Based on guidance issued under Section 409A, multi-year performance based compensation, such as under the Incentive Plan, will generally not be subject to Section 409A as a short-term deferral provided that payments under the Incentive Plan are made within 2 1/2 months after the end of the performance period and, therefore, will not be includable until paid. If an award under the Incentive Plan fails to come under the short-term deferral exception or otherwise becomes subject to Section 409A and does not comply with the requirements of Section 409A, then amounts will become includable in income in the year such amounts become vested and the participant will be required to pay, in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

New Plan Benefits

Because awards under the Incentive Plan are based upon performance goals selected in the first 90 days of the year of any performance period and depend upon the level of achievement of such goals, the amount of any awards that may be payable to participants in the Incentive Plan for 2008 cannot currently be determined. However, as noted above, there is a maximum award for any individual participant in any performance period. For 2007, only our Chief Executive Officer and Chief Financial Officer were selected to participate in the Incentive Plan. The following table sets forth certain information as to awards granted in 2007 under the Incentive Plan to each of the Named Executive Officers who were participants in 2007, all of our executive officers as a group, and all of our non-executive employees as a group. All awards under the Incentive Plan have been and will be made in consideration of services rendered or to be rendered to us or any of our subsidiaries by recipients.

Name and Position and Award ($)
Selim A. Bassoul Chairman of the Board, President and Chief Executive Officer	$2,010,445
Timothy J. FitzGerald Vice President and Chief Financial Officer	$335,074
Other Named Executive Officers As a Group	$0
Executive Officers other than the Named Executive Officers As a Group	$0
Non-Executive Employees As a Group	$0

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to adopt the amendment to The Middleby Corporation Executive Officer Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT OF THE MIDDLEBY CORPORATION EXECUTIVE OFFICER INCENTIVE PLAN

Equity Compensation Plan Information

The following table provides information as of December 29, 2007 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans, including the 2007 Stock Incentive Plan, 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by security holders	851,608	(1)	$9.58	80,680	(2)
Equity compensation plans not approved by security holders	6,000		$5.255	N/A
Total	857,608		$9.55	80,680

NOTES:

(1)
Outstanding stock option awards under the 1998 and 2007 Stock Incentive Plans.

(2)
The shares that remain available for issuance under the 2007 Stock Incentive Plan may be issued in the form of restricted Common Stock. As described in "Compensation Discussion and Analysis—2008 Actions," on January 28, 2008 and February 13, 2008 the Company made restricted stock awards to the Named Executive Officers and other Company employees from the 1998 Stock Incentive Plan. Effective February 15, 2008 and in accordance with plan parameters, the 1998 Stock Incentive Plan is no longer permitted to make grants of any kind. Accordingly, as of the date hereof, no shares are available for issuance under the 1998 Stock Incentive Plan.

  As of March 21, 2008, in the "Equity Compensation Plans Approved by Security Holders", column (a) would equal 850,408 options, column (b) would equal a weighted average exercise price of $9.58 with a weighted average term of 6.9 years, and column (c) would equal 3,000 securities available for future issuance. In addition there are 785,043 issued restricted shares that have not vested and remain subject to forfeiture.

  As of March 21, 2008, in the "Equity Compensation Plans Not Approved by Security Holders", column (a) would equal 0 options, column (b) would equal a weighted average exercise price of $0 with a weighted average term of 0 years, and column (c) would equal 0 securities available for future issuance.

Summary of Equity Compensation Plans Not Approved by Stockholders

As of December 29, 2007, the Company had made four outstanding option grants to non-employee directors which were not approved by stockholders: a 1996 grant, a 2000 grant, a 2003 grant, and a 2006 grant. The Company believes that it is important to develop compensation and incentive packages that will attract and retain qualified members to serve on the Board of Directors, while linking their performance to increasing stockholder value. The Company believes that periodically granting stock options to board members is an effective means to achieving this goal. Each non-employee director received option grants to purchase 15,000 shares of Common Stock in 1996, 3,000 shares of Common Stock in 2000, 3000 shares of Common Stock in 2003, and 500 shares of Common Stock in 2006. Such options were tied to the level of effectiveness of the Board of Directors in direct relation to creating stockholder value in the applicable year. Under each grant, the options were granted at the current market value, and the options vested immediately with a term of no longer than 10 years. The 2006 option grants were rescinded on March 8, 2007. Accordingly, such options are no longer outstanding.

MISCELLANEOUS

The Company's 2007 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2009 Annual Meeting no later than November 28, 2008.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than January 9, 2009 or later than February 8, 2009, provided that, in the event that the 2009 Annual Meeting of Stockholders is called for a date that is earlier than April 9, 2009 or later than June 8, 2009, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth day following the day on which the Company's notice of the date of the 2009 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs.

                      By Order of the Board of Directors

                      MARTIN M. LINDSAY
                       Treasurer

Dated: March 28, 2008

APPENDIX A

AMENDMENT
TO THE MIDDLEBY CORPORATION
2007 STOCK INCENTIVE PLAN

Pursuant to resolutions of the Board of Directors, The Middleby Corporation 2007 Stock Incentive Plan (the "Plan") is hereby amended as set forth below, subject in its entirety to the approval of the stockholders of The Middleby Corporation at the 2008 annual meeting of stockholders, which amendments shall be effective as of January 1, 2008 if approved:

        1.     Section 2.1 of the Plan is amended to replace the first sentence thereof in its entirety with the following sentence:

"A maximum of 400,000 shares of Stock are available for Grants under the Plan."

        2.     Section 3.1 of the Plan is amended to replace the second sentence thereof with the sentence below, in order to reflect an adjustment required by the two-for-one split of the Stock authorized by the Board on May 3, 2007:

"The number of shares of Stock granted in a fiscal year to any single executive officer whose compensation is likely to be subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 200,000 shares of Stock for any fiscal year in which he serves as an Executive Officer."

        3.     Except as provided above, the Plan and its provisions shall remain unchanged.

IN WITNESS WHEREOF, The Middleby Corporation has adopted this amendment.

THE MIDDLEBY CORPORATION
	By:	Chairman of the Board of Directors
ATTEST

A-1

APPENDIX B

THE MIDDLEBY CORPORATION
EXECUTIVE OFFICER INCENTIVE PLAN,
As Amended and Restated

WHEREAS The Middleby Corporation has adopted The Middleby Corporation Executive Officer Incentive Plan, effective as of December 19, 2005, subject to the approval of the Company's stockholders which was obtained at the annual meeting of the Company's stockholders in 2006; and

WHEREAS The Middleby Corporation Executive Officer Incentive Plan is intended to comply with the requirements of Section 162(m) of the Code in order to provide qualified performance-based compensation to key employees who are "covered employees" within the meaning of Section 162(m) of the Code; and

WHEREAS the Compensation Committee has recommended to the Board that the Company adopt, and the Board has determined that it is in the best interests of the Company and its stockholders that it adopt, effective for Performance Periods commencing on or after January 1, 2008, an amendment to The Middleby Corporation Executive Officer Incentive Plan in order to increase the annual individual limit on awards under the Plan from $3.5 million to $4.5 million, subject to approval by the stockholders of the Company; and

WHEREAS the Board has authorized this amendment and restatement to reflect the above amendment and the submission of the amendment to the stockholders of the Company for their approval in accordance with Section 162(m) of the Code.

NOW, THEREFORE, the Plan is hereby amended and restated as follows:

1.    Purposes; Interpretation.    The purposes of The Middleby Corporation Executive Officer Incentive Plan are to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year financial and other business objectives; and to reward the performance of the Company's key employees in fulfilling their personal responsibilities. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code and to be exempt from treatment as a deferred compensation plan under Section 409A of the Code, and all provisions hereof shall be construed in a manner to so comply and to be exempt from such treatment.

2.    Definitions.    The following terms, as used herein, shall have the following meanings:

  (a)
  "Award" or "Special Incentive Award" shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of the Performance Goals established by the Committee with respect to a Performance Period.

  (b)
  "Board" shall mean the Board of Directors of the Company.

  (c)
  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

  (d)
  "Committee" shall mean the committee appointed by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code.

  (e)
  "Company" shall mean The Middleby Corporation and its successors.

  (f)
  "Participant" shall mean a key employee of the Company who is selected to participate herein pursuant to Section 4 hereof.

  (g)
  "Performance Goals" shall mean performance goals determined by the Committee in its sole discretion. Such goals may be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; (ii) net income, before or after extraordinary or special items; (iii) return on equity (gross or net), before or after extraordinary or special items; (iv) earnings per share, before or after extraordinary or special items; and (v) stock price. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of an increase or decrease in the particular criteria (expressed in absolute numbers or a percentage), and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Without limiting the generality of the foregoing, to the extent not inconsistent with Section 162(m) of the Code, the Committee shall have the authority to make equitable adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. The Performance Goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned. Achievement of each of the foregoing Performance Goals shall be subject to certification by the Committee.

  (h)
  "Performance Period" shall mean an "Incentive Performance Period" established with respect to a Special Incentive Award. "Incentive Performance Periods" shall mean the following five annual periods: January 1, 2006-December 31, 2006; January 1, 2007-December 31, 2007; January 1, 2008-December 31, 2008; January 1, 2009-December 31, 2009; and January 1, 2010-December 31, 2010.

  (i)
  "Plan" shall mean The Middleby Corporation Executive Officer Incentive Plan, as amended from time to time.

3.    Administration.

  (a)
  General.    The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the time or times at which Awards shall be granted; to determine all of the terms and conditions (including but not limited to the Performance Goals) relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled or forfeited; to make adjustments in the Performance Goals; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted under the Plan.

The Committee shall consist of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such ministerial duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, each Participant (or any person claiming any rights under the Plan from or through a Participant) and any Company shareholder.

4.    Eligibility.    Awards under this Plan shall be granted only to key employees of the Company who are selected by the Committee in its sole discretion. In determining the persons to whom Awards shall be granted and the Performance Goals relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant to accomplishing the purposes of the Plan, as stated in Section 1 hereof.

5.    Terms of Awards.

  (a)
  In General.    Any Award under the Plan shall be made by the Committee not later than ninety (90) days after the commencement of the relevant Performance Period and before twenty-five percent (25%) of the relevant Performance Period has elapsed. The Committee shall specify with respect to an Incentive Performance Period, not later than ninety (90) days after the commencement of the relevant Performance Period and before twenty-five percent (25%) of the relevant Incentive Performance Period has elapsed, the Performance Goals applicable to each Special Incentive Award and, may, in its sole discretion, specify minimum, target and maximum levels applicable to each Performance Goal. Awards for any Incentive Performance Period shall be expressed as a dollar amount. Payment in respect of Special Incentive Awards shall be made only if and to the extent the Performance Goals with respect to such Incentive Performance Period are attained. A Participant shall become entitled to any amount otherwise payable with respect to any Award made hereunder only if the Participant is employed by the Company on the last day of the applicable Performance Period.

  (b)
  Limit on Special Incentive Award Payments.    Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of a Special Incentive Award granted for an Incentive Performance Period be made to a Participant in an amount that exceeds $4.5 million. The Committee may, in its sole discretion, decrease the amount otherwise payable to a Participant upon the achievement of Performance Goals under a Special Incentive Award but in no event may the Committee increase the amount otherwise payable to a Participant pursuant to a Special Incentive Award.

  (c)
  Time and Form of Payment.    All payments in respect of Awards granted under this Plan shall be made in cash within two and one-half (2 1/2) months after the end of the applicable Performance Period. Such payments shall be made only after achievement of applicable Performance Goals for the relevant Incentive Performance Period has been certified by the Committee. The Committee shall meet to consider the extent of any such achievements and make a decision as to such certification to facilitate timely payment within such two and one-half (2 1/2) month period of any amounts based on such certification.

6.    General Provisions.

  (a)
  Compliance With Legal Requirements.    The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan and any Award shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

  (b)
  Nontransferability.    Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

  (c)
  Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or under such Award or to interfere with or limit in any way the right of the Company to terminate the Participant's employment.

  (d)
  Beneficiary.    A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives a Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

  (e)
  Withholding Taxes.    The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to a Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

  (f)
  Amendment and Termination of the Plan.    The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code or to comply with any other law, regulation or rule shall be effective unless the same shall be approved by the requisite vote of the Company's shareholders. Notwithstanding the foregoing, no amendment or termination of the Plan shall affect adversely any of the rights of a Participant, without the Participant's consent, under any Award theretofore granted under the Plan.

  (g)
  Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give the Participant any rights that are greater than those of a general creditor of the Company.

  (h)
  Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

  (i)
  Effective Date.    The Plan, as hereby amended and restated, shall be effective as of January 1, 2008, subject to the approval of the Company's stockholders.

Management recommends your vote FOR all proposals.

1.	ELECTION OF DIRECTORS

For:
	01 - Selim A Bassoul	FOR	WITHHOLD	FOR ALL
	02 - Robert B. Lamb	ALL	ALL	EXCEPT
03 - Ryan Levenson
	04 - John R. Miller III	☐	☐	☐
05 - Gordon O’Brien
06 - Philip G. Putnam
07 - Sabin C. Streeter
08 - Robert L. Yohe

For all nominees except as noted above

2.	Ratification of selection of Deloitte & Touche LLP as independent	FOR	AGAINST	ABSTAIN
	auditor for fiscal year ended January 3, 2009.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3	Approve the amendment to The Middleby Corporation 2007	☐	☐	☐
Stock Incentive Plan.

		FOR	AGAINST	ABSTAIN
4	Approve the amendment to The Middleby Corporation	☐	☐	☐
Executive Officer Incentive Plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED JANUARY 3, 2009, FOR APPROVAL OF THE AMENDMENT TO THE MIDDLEBY CORPORATION 2007 STOCK INCENTIVE PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE MIDDLEBY CORPORATION EXECUTIVE OFFICER INCENTIVE PLAN.

Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated March 28, 2008.

Dated:	, 2008

(Signature(s) of stockholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as your certificate(s) is (are) registered.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD

IN THE ENVELOPE PROVIDED.

PROXY		PROXY
THE MIDDLEBY CORPORATION
1400 TOASTMASTER DRIVE, ELGIN, IL 60120

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                The undersigned hereby appoints Timothy J. FitzGerald and Martin M. Lindsay, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2008 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the “Company”) to be held at the Company’s executive offices located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Friday, May 9, 2008, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

(This Proxy is continued on the reverse side.  Please sign on the reverse side and return promptly.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your MIDDLEBY CORPORATION account online.

                                                Access your MIDDLEBY CORPORATION shareholder account online via Investor ServiceDirect® (ISD).

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2008 ANNUAL MEETING OF STOCKHOLDERS May 9, 2008 PROXY STATEMENT
GENERAL
PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE
Grants of Plan-Based Awards in Fiscal Year 2007
Outstanding Equity Awards at Fiscal Year End
Option Exercises and Stock Vested
Pension Benefits
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN
PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO THE EXECUTIVE OFFICER INCENTIVE PLAN
MISCELLANEOUS
  APPENDIX A
  APPENDIX B